UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2010

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 20, 2010, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.           The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:
Director	For	Against	Abstain	Broker non-votes
David W. Dorman	332,617,777	2,149,207	503,680	53,051,360
Massimo Ferragamo	328,528,566	6,268,405	473,693	53,051,360
J. David Grissom	333,457,247	1,297,105	516,312	53,051,360
Bonnie G. Hill	328,948,912	5,856,686	465,066	53,051,360
Robert Holland, Jr.	326,484,080	8,312,513	474,071	53,051,360
Kenneth G. Langone	329,040,697	5,731,079	498,888	53,051,360
Jonathan S. Linen	333,654,408	1,140,642	475,614	53,051,360
Thomas C. Nelson	330,170,458	4,608,505	491,701	53,051,360
David C. Novak	324,971,925	9,772,668	526,071	53,051,360
Thomas M. Ryan	315,688,915	18,670,335	911,414	53,051,360
Jing-Shyh S. Su	330,659,241	4,092,551	518,872	53,051,360
Robert D. Walter	332,628,792	2,170,854	471,018	53,051,360

2.           The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was approved based upon the following votes:

Votes for approval	382,967,749
Votes against	4,483,955
Abstentions	870,320
There were no broker non-votes for this item.

3.            A shareholder proposal relating to the right to call special shareowner meetings was approved by the following votes:

Votes for approval	184,357,405
Votes against	149,351,237
Abstentions	1,562,022
Broker non-votes	53,051,360

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 25, 2010	/s/ John Daly
John Daly
Corporate Counsel and
Assistant Secretary